EXHIBIT 99.1

Global Oil & Gas Contractor Begins Use of Puradyn Filtration Systems That Extended Engine Oil Changes from 500 to over 2,000 Hours

- Incorporating puraDYN® Reflects Commitment to Sustainability and Environmental Goals -

Boynton Beach, FL – May 4, 2016 –Puradyn Filter Technologies Incorporated (OTCQB: PFTI) announced today that it has recently shipped orders to the Middle East totaling approximately $300,000 of puraDYN® bypass oil filtration systems to a global oil and gas industry contractor based in the European Union. This is an additional order placed by this customer as part of ongoing worldwide implementation of the puraDYN System.  The decision to incorporate Puradyn followed a rigorous qualification process that included extensive testing over the past two years on drill rig engines used in land-based drilling platforms in Kazakhstan, Italy, South America, and Saudi Arabia.

Puradyn’s patented engine oil filtration systems extended oil drain intervals from 500 hours to over 2,000 hours during testing, enabling the high-value engines to operate on continuously clean oil. Puradyn systems remove solid contaminants from engine oil, down to less than one micron while also replacing base additives to maintain oil performance. The contractor selected Puradyn’s latest filtration offering, the Millennium Technology System (MTS) with its patented Polydry® technology for liquid contaminant and water removal from engine oil.

Puradyn Chairman and CEO, Joseph V. Vittoria, said, “Once again, in rigorous testing, puraDYN systems demonstrated superior performance and reliability in harsh environments ranging from arctic cold to extreme heat, in high altitudes as well as desert conditions. We are pleased to further expand our base of global customers and proud to be associated with such a forward-thinking company committed to seeking out technology to improve operating efficiency, reduce operating costs, and provide a positive impact in our environment. While the initial interest came out of stated sustainability practices and commitment to minimize waste streams, the contractor’s executives were impressed with the cost savings and protective benefits of our new MTS and Polydry solutions for their high-value engine assets.

“Cost reduction in new oil purchases alone is significant, but the logistics cost savings in getting the oil to and from the rigs also exercises a considerable impact. Furthermore, by removing contaminant and maintaining continuously clean oil, end users are able to eliminate the mid-cycle, top-end overhaul.”

Vittoria concluded, “Though our business relationship with this contractor has just begun, we look forward to establishing a long and productive relationship, expanding our global penetration.”

About Puradyn Filter Technologies (www.puradyn.com)

Puradyn designs, manufactures and markets puraDYN® Oil Filtration Systems, the most effective bypass oil filtration products available for internal combustion engines, transmissions and hydraulic applications. Puradyn systems continuously clean lubricating oil and replenish base additives to maintain oil viscosity to safely and significantly extend oil change intervals and engine life. Puradyn’s patented, environmentally-conscious solutions deliver rapid return on investment by reducing oil consumption, maintenance and overhaul costs and engine downtime, while also protecting high-value engine assets. Puradyn filtration systems have been deployed on thousands of engines around the world.

Safe Harbor for Forward-Looking Statements:

Statements in this press release, which are not historical data, are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, including but not limited to our history of losses and uncertainty that we will be able to continue as a going concern, our ability to generate net sales in an amount to pay our operating expenses, our need for additional financing and uncertainties related to our ability to obtain these funds, our reliance on sales to a limited number of customers, our dependence on a limited number of distributors, our ability to compete, our ability to protect our intellectual property, and the application of penny stock rules to the trading in our stock, among others which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These risk factors include but are not limited to those detailed in the company’s periodic filings with the SEC. Puradyn disclaims any responsibility to update any of the forward looking statements contained in this release.

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Company Contact:

Puradyn Filter Technologies, Inc.

Kathryn Morris

866 PURADYN (787 2396) or 561 547 9499

kmorris@puradyn.com